ASHLAND OIL, INC.
                  AMENDED PERFORMANCE UNIT PLAN

     1. Purpose. The purpose of this Amended Ashland Oil, Inc. Performance Unit Plan (herein called the "Plan") is to amend Ashland's current Performance Unit Plan and to further the long-term, profitable growth of Ashland Oil, Inc., its subsidiaries and affiliates (hereinafter collectively called "Ashland") by offering a long-term incentive in addition to current compensation to key employees of Ashland who will be largely responsible for such growth to the benefit of the Ashland shareholders. It is expected that this plan will encourage such employees to remain with Ashland and will also encourage qualified persons to seek and accept employment with Ashland.

     2. Stock Subject to this Plan. Any shares of Common Stock, par value $1 per share ("Common Stock"), of Ashland Oil, Inc., used for purposes of this Plan may be in whole or in part, as the Board of Directors of Ashland Oil, Inc. ("Board of Directors") may from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock reacquired by Ashland.

     3. Committee. This Plan shall be administered by the Personnel and Compensation Committee (the "Committee") which shall consist of not less than three members of the Board of Directors who are not eligible to participate in this Plan. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than the majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary who shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     Subject to the express provisions of this Plan, the Committee shall have plenary authority to interpret this Plan, to award performance units, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective performance unit awards (which need not be identical) and to make all other determinations necessary or advisable for its administration.

     4. Eligibility. Performance units may be awarded only to regular salaried employees (which term shall be deemed to include officers) of Ashland (hereinafter collectively called "Employees"). Any Employee may receive one or more awards of performance units as the Committee shall from time to time determine, and such determinations may be different as to different Employees and may vary as to different awards. A director of Ashland who is not also an Employee shall not be eligible to receive an award. Nothing contained in this Plan shall be construed to limit the right of Ashland to grant performance units or other forms of incentive compensation otherwise than under this Plan. The Plan shall not confer on any individual any right to continue in employ of Ashland or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate his or her employment at any time, with or without cause, notwithstanding the possibility that the number of performance units exercisable by an employee under his or her award may thereby be reduced or eliminated.

     5. Award of Performance Units. (a) Performance units shall be awarded to an Employee contingent upon future performance of Ashland and/or of his or her division or company. The Committee shall establish the performance measures applicable to such performance and the time period over which such performance shall be measured. Such measures may include, but shall not be limited to, return on net assets employed; cumulative earnings per share; or return on shareholder's equity.

     The performance measures determined by the Committee shall be established in writing prior to the beginning of each performance period. The Committee shall have the discretion to later revise the performance measures only so as to reduce or eliminate the amount of compensation otherwise payable upon attainment of the performance measures. In no event shall the Committee be able to later revise the performance measures to increase the amount of compensation otherwise payable.

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     (b) In determining the number of performance units to be
awarded, the Committee shall take into account an Employee's responsibility level, performance, potential, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate. Each award shall be established in dollars and the number of performance units therein shall be based on the Employee's base salary on the date of the award. The original amount of any award shall not exceed 400% of the Employee's then base salary; the amount paid out upon meeting the performance measures shall not exceed the amount of such award; and the total amount of payment under the Plan for each award period shall not exceed 2% of stockholders' equity as shown in the Annual Report to Shareholders at the end of the fiscal year next preceding the commencement of such award period.

     (c) An award of performance units to an Employee shall terminate for all purposes if he does not remain continuously in the employ of Ashland at all times during his award period, except in the case of death, disability or retirement under an Ashland pension plan (including early retirement at the request of Ashland), except as may otherwise be determined by the Committee under particular circumstances. An Employee (or his estate) whose employment was terminated because of death, disability or retirement as aforesaid shall be entitled to receive a pro rata portion of the payment of his award based upon the portion of the performance period during which he was so employed, all as the Committee shall determine in each case.

     (d) Payment with respect to performance units will be made to Employees on a date or dates fixed by the Committee but not earlier than two years nor more than four years after the start of the performance period established when such units were awarded. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or partly in cash and partly in such shares, all at the discretion of the Committee.

     If payment of an award of performance units is to be made in cash or partly in cash, the amount of cash to be paid to an Employee on any payment date shall be the original dollar amount (or the part thereof determined by the Committee to be paid in cash) of such award, adjusted with respect to the meeting of the performance measures for such award. If payment of an award of performance units is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to an Employee on any payment date shall be determined by dividing (x) the original dollar amount (or the part thereof determined by the Committee to be delivered in shares) of such award, adjusted with respect to the meeting of the performance measures for such award, by (y) the Fair Market Value of one share of Common Stock on the payment date. Any payment may be subject to such restrictions and conditions as the Committee may determine.

     For purposes of this Paragraph 5, the term "Fair Market Value" of a share of Common Stock on any date shall mean the average of the daily closing prices of such a share for the 30 consecutive trading days commencing 45 trading days before the date in question, and the term "closing price" for any day shall mean the last sales price, or, in case no sale takes place on such day, the average of the closing bid and asked prices, in either case as officially quoted by the New York Stock Exchange, Inc., or, if the Common Stock is not then listed or admitted to trading on such Exchange, the average of the closing bid and asked prices as furnished by any member firm of the New York Stock Exchange, Inc. selected from time to time by the Committee for that purpose.

     6. Nontransferability and No Shareholder Rights. No award of performance units under this Plan shall be transferable otherwise than by will or the laws of descent and distribution. The holder of an award of performance units shall have none of the rights of a shareholder with respect to such units until shares of Common Stock shall have been registered in the name of the person or persons receiving payment of such award on the transfer books upon such payment.

     7. Amendment and Termination. Unless this Plan shall theretofore have been terminated as hereinafter provided, this Plan shall terminate on, and no awards shall be granted after, September 30, 1994. This Plan may be terminated, modified or amended by the shareholders of Ashland Oil, Inc. The Board of Directors may also terminate this Plan, or modify or amend this Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects which shall not change (i) the maximum amount which may be paid out with respect to performance units awarded under this Plan, (ii) the class of employees eligible to receive awards, (iii) the period during which awards may be made or (iv) the

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provisions relating to the administration of this Plan by a committee consisting of directors not eligible to participate in this Plan as provided in Paragraph 3. No termination, modification or amendment of this Plan may, without the consent of the Employee to whom any performance units shall theretofore have been awarded, adversely affect the rights of such Employee under such award.

     8. Committee Determinations. The determination of the Committee with respect to any question arising as to the award of performance units, the individuals selected for awards, the amount, terms, form and time of payment of performance units and the interpretation of this Plan shall be final, conclusive and binding.

     As Amended and Restated by the Board on May 19, 1994.


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